UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 17, 2006
(November 10, 2006)
AIRNET SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-13025	31-1458309
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
7250 Star Check Drive, Columbus, Ohio 43217
(Address of principal executive offices) (Zip Code)
(614) 409-4900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
As previously disclosed in “ITEM 5 – Other Information” of Part II of the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 (the “September 30, 2006 Form 10-Q”) of AirNet Systems, Inc. (“AirNet”), as a result of the $24.6 million non-cash impairment charge recorded as of September 30, 2006 (which is described in Note 2 of the Notes to Condensed Consolidated Financial Statements (Unaudited) included in “ITEM 1 – Financial Statements” of Part I of the September 30, 2006 Form 10-Q), AirNet was not in compliance with certain terms of the Amended and Restated Credit Agreement, dated as of May 28, 2004, as previously amended by the Change in Terms Agreement, effective as of November 12, 2004, the Second Change in Terms Agreement, effective as of March 24, 2005, the Third Change in Terms Agreement, effective as of November 10, 2005 and the Fourth Change in Terms Agreement, effective as of March 28, 2006 (collectively, the “Amended Credit Agreement”), including the fixed charge coverage ratio and the leverage ratio calculated as of September 30, 2006, and AirNet would not have been in compliance with the minimum consolidated tangible net worth requirement as of December 31, 2006.
On November 10, 2006, AirNet and its lenders under the Amended Credit Agreement agreed to modify the terms and conditions of the Amended Credit Agreement pursuant to a Fifth Change in Terms Agreement. The Fifth Change in Terms Agreement modified the fixed charge coverage ratio, the leverage ratio, and the minimum consolidated tangible net worth financial covenants in such a manner that, on a going-forward basis, the impairment charge recorded as of September 30, 2006 (the “September 2006 impairment charge”), in and of itself, would not cause a default of these financial covenants in the future. The Fifth Change in Terms Agreement also reduced the amount of the secured revolving credit facility under the Amended Credit Agreement from $25 million to $15 million. The foregoing description of the Fifth Change in Terms Agreement is qualified by reference to the full text of the Fifth Change in Terms Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.1. At the same time as the Fifth Change of Terms Agreement was entered into, AirNet and its lenders executed a waiver of any defaults or potential defaults under the Amended Credit Agreement which occurred, or may have occurred, as a result of AirNet’s failure to comply with the foregoing covenants due to the September 2006 impairment charge. A copy of the waiver letter is filed with this Current Report on Form 8-K as Exhibit 4.2.
Item 2.02. Results of Operations and Financial Condition.
     On November 14, 2006, AirNet issued a news release reporting results for the three and nine months ended September 30, 2006. The November 14, 2006 news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On November 14, 2006, AirNet issued a news release reporting results for the three and nine months ended September 30, 2006. The November 14, 2006 news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) through (c): Not Applicable

(d) Exhibits: The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Fifth Change in Terms Agreement, effective as of November 10, 2006, by and between AirNet Systems, Inc. and The Huntington National Bank, in its capacity as administrative agent for and on behalf of the lenders from time to time party to the Amended and Restated Credit Agreement dated as of May 28, 2004, as amended

4.2	Waiver Letter, dated as of November 10, 2006, by and between AirNet Systems, Inc. and The Huntington National Bank, in its capacity as administrative agent for and on behalf of the lenders from time to time party to the Amended and Restated Credit Agreement dated as of May 28, 2004, as amended

99.1	News Release issued by AirNet Systems, Inc. on November 14, 2006
[Remainder of page intentionally left blank;
signature on following page]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.

Dated: November 17, 2006	By:	/s/ Gary W. Qualmann

Gary W. Qualmann
Chief Financial Officer,
Treasurer and Secretary

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